UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015 (May 21, 2015)

SM ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1200 Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

(303) 861-8140

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of 5.625% Notes due 2025

On May 21, 2015, SM Energy Company (the “Company”) issued and sold $500 million in aggregate principal amount of its 5.625% Senior Notes due 2025 (the “2025 Notes”) pursuant to an underwriting agreement, dated May 7, 2015 (the “Underwriting Agreement”), with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”).  The 2025 Notes were offered and sold to the Underwriters in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-203936) that became effective upon its filing with the Securities and Exchange Commission (the “Commission”) on May 7, 2015, as supplemented by a Prospectus Supplement, filed with the Commission on May 8, 2015, pursuant to Rule 424(b)(2) of the Securities Act.

The Company issued the 2025 Notes pursuant to an indenture (the “2025 Notes Base Indenture”), as supplemented and amended by the first supplemental indenture thereto (the “2025 Notes Supplemental Indenture” and, together with the 2025 Notes Base Indenture, the “2025 Notes Indenture”), each dated as of May 21, 2015, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The 2025 Notes will mature on June 1, 2025. Interest on the 2025 Notes is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015.  The 2025 Notes are not currently guaranteed by any of the Company’s subsidiaries.

At any time prior to June 1, 2018, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 2025 Notes at a redemption price of 105.625% of the principal amount of the 2025 Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings, so long as (a) at least 65% of the original principal amount of the 2025 Notes issued on May 21, 2015 remains outstanding after each such redemption and (b) the redemption occurs within 180 days after the closing of the related equity offering. On and after June 1, 2020, the Company may redeem all or a portion of the 2025 Notes at redemption prices (expressed as percentages of the principal amount) equal to (i) 102.813% for the twelve-month period beginning on June 1, 2020; (ii) 101.875% for the twelve-month period beginning on June 1, 2021; (iii) 100.938% for the twelve-month period beginning on June 1, 2022 and (iv) 100.000% on June 1, 2023 and at any time thereafter, plus accrued and unpaid interest to the applicable redemption date.  In addition, prior to June 1, 2020, the Company may redeem all or a part of the 2025 Notes at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed plus a make-whole premium, plus accrued and unpaid interest to the applicable redemption date.

The 2025 Notes Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt and issue preferred stock; (ii) pay certain dividends or distributions on the Company’s capital stock or purchase, redeem or retire such capital stock or subordinated obligations, or make certain investments; (iii) sell assets, including the capital stock of the Company’s Restricted Subsidiaries (as defined in the 2025 Notes Indenture); (iv) with respect to the Company’s Restricted Subsidiaries, pay dividends or indebtedness owing to the Company or to any other Restricted Subsidiaries; (v) create liens that secure debt; (vi) enter into transactions with affiliates; and (vii) merge or consolidate with another company. These covenants are subject to a number of important exceptions and qualifications. At any time when the 2025 Notes are rated investment grade by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate.

The 2025 Notes Indenture provides that each of the following is an event of default (each, an “Event of Default”): (i) default in the payment of interest on the 2025 Notes when due, that continues for 30 days; (ii) default in payment of the principal of or premium, if any, on the 2025 Notes when due; (iii) failure by the Company or any Subsidiary Guarantor (as defined in the 2025 Notes Indenture), if any, to comply with certain covenants relating to merger and consolidation; (iv) failure by the Company to comply for 30 days after notice (or 180 days after notice in the case of a failure to comply with certain covenants relating to the filing of annual, quarterly and current reports with the Commission) with the covenants described in clauses (i) through (vi) of the immediately preceding paragraph, or with covenants in the 2025 Notes that require that (a) any Restricted Subsidiaries of the Company that guarantee other debt of the Company to also guarantee the debt of the Company under the 2025 Notes Indenture, (b) the Company engage only in the oil and gas business except for other business activities that are not material to the Company and its Restricted Subsidiaries taken as a whole, and (c) upon a change of control of the Company, the Company offer to repurchase all or any part of the 2025 Notes at 101% of their principal amount, plus accrued and unpaid interest; (v) failure by the Company to comply for 60 days after notice with any of the other agreements of the Company in the 2025 Notes Indenture; (vi) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization described in the 2025 Notes Indenture with respect to the Company or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary (as defined in the 2025 Notes Indenture) of the Company or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company; (viii) failure by the Company, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, to pay final judgments aggregating in excess of $30.0 million, to the extent not covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days; and (ix) any future subsidiary guarantee entered into by a Significant Subsidiary of the Company or group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect (except as contemplated by the 2025 Notes Indenture) or is declared null and void in any judicial proceeding, or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, denies or disaffirms its obligations under the 2025 Notes Indenture or its subsidiary guarantee of the 2025 Notes.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described above, all outstanding principal of, premium, if any, and accrued interest on the 2025 Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding 2025 Notes may declare all unpaid principal of, premium, if any, and accrued interest on the 2025 Notes to be due and payable immediately.

The foregoing description of the 2025 Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the 2025 Notes Base Indenture and the 2025 Notes Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the 2025 Notes does not purport to be complete and is qualified in its entirety by reference to the form of 2025 Notes, which is included as

Exhibit A to the 2025 Notes Supplemental Indenture, and the 2025 Notes Supplemental Indenture filed as Exhibit 4.2 hereto, each of which is incorporated herein by reference.

Early Tender Offer Closing and Supplemental Indenture for 6.625% Senior Notes due 2019

Pursuant to the Company’s previously announced tender offer and consent solicitation commenced on May 7, 2015 (the “Tender Offer and Consent Solicitation”) for any and all of the Company’s 6.625% Senior Notes due 2019 (the “2019 Notes”) issued pursuant to the indenture dated as of February 7, 2011 between the Company and the Trustee (the “2019 Base Indenture”), the holders of $242,922,000 in aggregate principal amount of 2019 Notes, representing 69.41% of the 2019 Notes outstanding, had tendered their 2019 Notes and provided their consents to certain amendments to the 2019 Notes Base Indenture as of 5:00 p.m., New York City time, on May 20, 2015 (the “Consent Payment Deadline”). Following receipt of the consents required to approve the amendments to the 2019 Notes Base Indenture, on May 21, 2015 the Company entered into a supplemental indenture (the “2019 Notes Supplemental Indenture” and, together with the 2019 Notes Base Indenture, the “2019 Notes Indenture”) to the 2019 Notes Base Indenture that eliminated a substantial number of the restrictive covenants, eliminated certain events of default and modified certain other provisions contained in the 2019 Notes Base Indenture and the 2019 Notes.

Following its entry into the 2019 Notes Supplemental Indenture, the Company accepted the 2019 Notes tendered as of the Consent Payment Deadline in exchange for payment of total consideration, plus accrued interest, of approximately $256.2 million under the Tender Offer and Consent Solicitation. The Company funded the payment of such consideration with a portion of the proceeds of its offering of the 2025 Notes.

The foregoing description of the 2019 Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2019 Notes Supplemental Indenture, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 21, 2015 the Company notified the Trustee of its intent to redeem any of the 2019 Notes that remain outstanding on June 22, 2015 (the “Redemption Date”) and requested that on May 22, 2015, the Trustee deliver to the holders of any outstanding 2019 Notes an irrevocable notice that, on the Redemption Date, the Company will redeem all of the 2019 Notes that remain outstanding following the expiration of the Tender Offer and Consent Solicitation under the terms of the 2019 Notes Indenture. Any such remaining 2019 Notes will be redeemed at a redemption  price of 103.313% of the principal amount thereof, plus accrued and unpaid interest, to the Redemption  Date. Pursuant to the terms of the 2019 Notes Indenture, interest on the 2019 Notes will cease to accrue on and after the Redemption Date.

Item 7.01 Regulation FD Disclosure.

On May 21, 2015, the Company issued a press release announcing the early results of the Tender offer and Consent Solicitation, the entry into the 2019 Notes Supplemental Indenture, and the issuance of the Notice of Redemption.  A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

This Current Report on Form 8-K and exhibits hereto shall not constitute an offer to sell or the solicitation of an offer to buy the securities referenced herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1

Form of Indenture relating to senior debt securities of SM Energy by and between SM Energy Company and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on May 7, 2015 (Registration No. 333-203936) and incorporated herein by reference)

4.2	2025 Notes Supplemental Indenture

4.3	2019 Notes Supplemental Indenture

5.1	Opinion of Holland & Hart LLP

5.2	Opinion of Squire Patton Boggs (US) LLP

99.1	Press Release dated May 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2015	SM ENERGY COMPANY

	By:	/s/ David W. Copeland
	Name:	David W. Copeland
	Title:	Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Form of Indenture relating to senior debt securities of SM Energy by and between SM Energy Company and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on May 7, 2015 (Registration No. 333-203936) and incorporated herein by reference)

4.2	2025 Notes Supplemental Indenture

4.3	2019 Notes Supplemental Indenture

5.1	Opinion of Holland & Hart LLP

5.2	Opinion of Squire Patton Boggs (US) LLP

99.1	Press Release dated May 21, 2015